Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS THIRD QUARTER
2011 RESULTS
TEMPE, AZ — November 2, 2011 — Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the quarter ended September 30, 2011.
Third Quarter Highlights
For the third quarter of 2011 compared to the third quarter of 2010:
•	Net sales increased 6% to $1.24 billion.

•	Gross profit increased 6% to $163.5 million.

•	Earnings from operations increased 12% to $27.9 million, or 2.3% of net sales.

•	Net earnings increased 19% to $17.2 million.

•	Diluted earnings per share increased 23% to $0.38.

•	Repurchased approximately 2,024,000 shares of the Company’s common stock for $35.9 million (an average price of $17.71 per share), completing a $50 million share repurchase program.
“Solid sales performance combined with significant operating leverage led to double digit earnings growth and operating margin expansion in the third quarter” stated Ken Lamneck, President and Chief Executive Officer. “We executed very well to optimize our sales performance and continued to tightly manage our costs during the quarter.”
SEGMENT OVERVIEW
In North America, net sales were $913.6 million for the third quarter of 2011, up 5% from the third quarter of 2010. Net sales of hardware and services increased 7% and 15%, respectively, year over year, while net sales of software decreased 1% year to year. Gross profit of $114.6 million was up 4% year over year with gross margin decreasing to 12.5% from 12.7% in the third quarter of 2010. Selling and administrative expenses in North America increased 1% in the third quarter of 2011 compared to the third quarter of 2010 to $89.5 million. The North America segment had $476,000, $293,000 net of tax, of severance and restructuring expenses during the third quarter of 2011, compared to $199,000, $123,000 net of tax, of severance and restructuring expenses during the third quarter of 2010. As a result, earnings from operations in North America were $24.6 million, or 2.7% of net sales, in the third quarter of 2011, compared to $21.3 million, or 2.4% of net sales, in the third quarter of 2010.
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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q3 2011 Results, Page 2	November 2, 2011
The Company’s EMEA operating segment reported net sales of $289.1 million for the third quarter of 2011, up 8% in U.S. dollars compared to the third quarter of 2010. Excluding the effects of foreign currency movements, net sales increased 2% year over year. Net sales of hardware, software and services increased 4%, 10% and 22%, respectively, year over year, all in U.S. dollars. Excluding the effects of foreign currency movements, hardware sales were flat year to year, while software and services sales increased 3% and 15%, respectively, compared to the third quarter of 2010. Gross profit of $42.1 million was up 10% in U.S. dollars, 4% excluding the effects of foreign currency movements, while gross margin increased to 14.6% for the third quarter of 2011 from 14.2% in the third quarter of 2010. Selling and administrative expenses in EMEA in the third quarter of 2011 were up 10%, or $3.6 million, compared to the third quarter of 2010 in U.S. dollars and, excluding the effects of foreign currency movements, were up 4% year over year. EMEA recorded $53,000, $37,000 net of tax, of severance and restructuring expenses during the third quarter of 2011, compared to $99,000, $69,000 net of tax, of severance and restructuring expenses for the third quarter of 2010. As a result, earnings from operations in EMEA were $2.7 million, or 0.9% of net sales, in the third quarter of 2011 compared to $2.2 million, or 0.8% of net sales, in the third quarter of 2010.
The Company’s APAC operating segment reported net sales of $35.3 million for the third quarter of 2011, up 17% from the third quarter of 2010 in U.S. dollars, 3% excluding the effects of foreign currency movements. Gross profit was $6.8 million, an increase of 13% year over year in U.S. dollars, 1% excluding the effects of foreign currency movements, while gross margin decreased to 19.1% for the third quarter of 2011 from 19.8% in the third quarter of 2010. Selling and administrative expenses in APAC increased 31% year over year in U.S. dollars, 15% excluding the effects of foreign currency movements. As a result, earnings from operations in APAC were $599,000, or 1.7% of net sales, in the third quarter of 2011, compared to $1.3 million, or 4.3% of net sales, in the third quarter of 2010.
Throughout this “Segment Overview” section, the Company refers to changes in net sales, gross profit and selling and administrative expenses in EMEA and APAC excluding the effects of foreign currency movements. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the average translation rate for the current quarter.
Net of tax amounts referenced above were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded.
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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q3 2011 Results, Page 3	November 2, 2011
UPDATED GUIDANCE
The Company expects demand for hardware and services in the remainder of 2011 to be consistent with levels experienced in the third quarter. Additionally, the Company expects software sales to increase from the third quarter due to seasonality in that category. As a result, the Company expects diluted earnings per share of $0.48 to $0.54 in the fourth quarter of 2011. This outlook reflects the effect of partner program changes and an effective tax rate of approximately 36% in the fourth quarter. For the full year, the Company expects diluted earnings per share to be between $1.95 to $2.01, excluding severance and restructuring expenses incurred during the year.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live web cast today at 5:00 p.m. ET to discuss third quarter 2011 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at www.insight.com, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-888-396-2298 if located in the U.S., 617-847-8708 for international callers, and enter the access code 54416354.
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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q3 2011 Results, Page 4	November 2, 2011
Financial Summary Table
(in thousands, except per share data and percentages)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% change	2011	2010	% change
Insight Enterprises, Inc.
Net sales	$1,238,019	$1,169,197	6%	$3,926,875	$3,470,731	13%
Gross profit	$163,515	$154,645	6%	$530,174	$473,495	12%
Earnings from operations	$27,915	$24,836	12%	$105,158	$86,756	21%
Net earnings	$17,166	$14,432	19%	$65,581	$50,511	30%
Diluted EPS	$0.38	$0.31	23%	$1.41	$1.08	31%

North America
Net sales	$913,593	$871,204	5%	$2,749,955	$2,424,999	13%
Gross profit	$114,638	$110,536	4%	$356,237	$329,107	8%
Earnings from operations	$24,623	$21,325	15%	$77,207	$67,724	14%

EMEA
Net sales	$289,130	$267,813	8%	$1,028,986	$944,316	9%
Gross profit	$42,118	$38,132	10%	$149,191	$125,876	19%
Earnings from operations	$2,693	$2,225	21%	$21,619	$14,633	48%

APAC
Net sales	$35,296	$30,180	17%	$147,934	$101,416	46%
Gross profit	$6,759	$5,977	13%	$24,746	$18,512	34%
Earnings from operations	$599	$1,286	(53%)	$6,332	$4,399	44%

	North America			EMEA			APAC
	Three Months Ended			Three Months Ended			Three Months Ended
	September 30,			September 30,			September 30,
			%			%			%
	2011	2010	change*	2011	2010	change*	2011	2010	change*
Sales Mix
Hardware	67%	66%	7%	37%	38%	4%	2%	1%	89%
Software	26%	28%	(1%)	61%	60%	10%	93%	97%	12%
Services	7%	6%	15%	2%	2%	22%	5%	2%	176%

	100%	100%	5%	100%	100%	8%	100%	100%	17%

*	Represents growth/decline in category net sales on a U.S. dollar basis.
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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q3 2011 Results, Page 5	November 2, 2011
FORWARD-LOOKING INFORMATION
Certain statements in this release and the related conference call and web cast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s expectations about the amount of its 2011 diluted earnings per share, demand for hardware, software and services, the effect and timing of partner program changes and the Company’s effective tax rate for 2011, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010:
•	the Company’s reliance on partners for product availability and competitive products to sell as well as competition with the Company’s partners;

•	the Company’s reliance on partners for marketing funds and purchasing incentives;

•	disruptions in the Company’s information technology (“IT”) systems and voice and data networks, including risks and costs associated with the integration and upgrade of the Company’s IT systems;

•	general economic conditions, including concerns regarding the Company’s ability to collect its accounts receivable and client credit constraints;

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;

•	changes in the IT industry and/or rapid changes in product standards;

•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;

•	stockholder litigation and regulatory proceedings related to the restatement of the Company’s consolidated financial statements;

•	the availability of future financing and the Company’s ability to access and/or refinance its credit facilities;

•	the security of the Company’s electronic and other confidential information;

•	the variability of the Company’s net sales and gross profit;

•	the risks associated with the Company’s international operations;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;

•	the Company’s dependence on key personnel; and

•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.
Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance made by third parties.

Contacts:	Glynis Bryan	Helen Johnson
	Chief Financial Officer	Senior VP, Treasurer
	Tel. 480-333-3390	Tel. 480-333-3234
	Email glynis.bryan@insight.com	Email helen.johnson@insight.com
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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q3 2011 Results, Page 6	November 2, 2011
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Net sales	$1,238,019	$1,169,197	$3,926,875	$3,470,731
Costs of goods sold	1,074,504	1,014,552	3,396,701	2,997,236

Gross profit	163,515	154,645	530,174	473,495
Operating expenses:
Selling and administrative expenses	135,071	129,511	420,558	385,052
Severance and restructuring expenses	529	298	4,458	1,687

Earnings from operations	27,915	24,836	105,158	86,756
Non-operating (income) expense:
Interest income	(536)	(161)	(1,294)	(467)
Interest expense	1,753	1,899	5,209	5,957
Net foreign currency exchange loss (gain)	633	130	(531)	743
Other expense, net	451	348	1,240	1,097

Earnings before income taxes	25,614	22,620	100,534	79,426
Income tax expense	8,448	8,188	34,953	28,915

Net earnings	$17,166	$14,432	$65,581	$50,511

Net earnings per share:
Basic	$0.38	$0.31	$1.43	$1.09

Diluted	$0.38	$0.31	$1.41	$1.08

Shares used in per share calculations:
Basic	44,886	46,268	46,001	46,193

Diluted	45,417	46,865	46,550	46,749

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q3 2011 Results, Page 7	November 2, 2011
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$98,680	$123,763
Accounts receivable, net	910,134	1,135,951
Inventories	115,169	106,734
Inventories not available for sale	33,827	50,677
Deferred income taxes	20,094	23,283
Other current assets	28,100	49,289

Total current assets	1,206,004	1,489,697

Property and equipment, net	137,373	141,399
Goodwill	16,474	16,474
Intangible assets, net	60,108	69,081
Deferred income taxes	65,262	73,796
Other assets	15,350	12,836

	$1,500,571	$1,803,283

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$576,920	$881,688
Accrued expenses and other current liabilities	141,094	187,457
Current portion of long-term debt	1,012	997
Deferred revenue	37,351	67,373

Total current liabilities	756,377	1,137,515

Long-term debt	156,358	91,619
Deferred income taxes	1,830	5,011
Other liabilities	23,745	24,167

	938,310	1,258,312

Stockholders’ equity:
Preferred stock	—	—
Common stock	439	463
Additional paid-in capital	358,107	377,277
Retained earnings	188,471	149,349
Accumulated other comprehensive income — foreign currency translation adjustments	15,244	17,882

Total stockholders’ equity	562,261	544,971

	$1,500,571	$1,803,283

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Insight Enterprises, Inc.     6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958

Insight Q3 2011 Results, Page 8	November 2, 2011
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net earnings	$65,581	$50,511
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	29,033	28,515
Provision for losses on accounts receivable	3,387	546
Write-downs of inventories	6,319	4,875
Write-off of computer software development costs	1,390	—
Non-cash stock-based compensation	5,579	5,139
Excess tax benefit from employee gains on stock-based compensation.	(1,569)	(912)
Deferred income taxes	7,683	11,762
Changes in assets and liabilities:
Decrease in accounts receivable	230,630	143,709
Decrease (increase) in inventories	1,901	(32,676)
Decrease (increase) in other current assets	21,021	(6,558)
Increase in other assets	(2,169)	(1,557)
Decrease in accounts payable	(281,221)	(110,705)
Decrease in deferred revenue	(30,937)	(11,414)
Decrease in accrued expenses and other liabilities	(46,566)	(43,727)

Net cash provided by operating activities	10,062	37,508

Cash flows from investing activities:
Payment of additional purchase price consideration for Calence	—	(5,123)
Purchases of property and equipment	(16,883)	(12,631)

Net cash used in investing activities	(16,883)	(17,754)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	971,000	910,136
Repayments on senior revolving credit facility	(905,500)	(892,636)
Borrowings on accounts receivable securitization financing facility	40,000	45,000
Repayments on accounts receivable securitization financing facility	(40,000)	(45,000)
Payments on capital lease obligation	(746)	(681)
Net repayments under inventory financing facility	(33,214)	(9,952)
Payment of deferred financing fees	—	(490)
Proceeds from sales of common stock under employee stock plans	38	49
Excess tax benefit from employee gains on stock-based compensation	1,569	912
Payment of payroll taxes on stock-based compensation through shares withheld	(2,544)	(1,260)
Repurchases of common stock	(50,000)	—

Net cash (used in) provided by financing activities	(19,397)	6,078

Foreign currency exchange effect on cash flows	1,135	(134)

(Decrease) increase in cash and cash equivalents	(25,083)	25,698
Cash and cash equivalents at beginning of period	123,763	68,066

Cash and cash equivalents at end of period	$98,680	$93,764

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Insight Enterprises, Inc.      6820 South Harl Avenue     Tempe, Arizona 85283     480-902-1001     FAX 480-760-8958